SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]     Preliminary Proxy Statement

[   ]     Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))

[ X ]     Definitive Proxy Statement

[   ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

       Burlington Coat Factory Warehouse Corporation
      -----------------------------------------------
      (Name of Registrant as Specified In Its Charter)


      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

     1)   Title of each class of securities to which transaction applies:
           Common Stock, $1.00 par value per share
           ---------------------------------------

     2)   Aggregate number of securities to which transaction applies:
           Proxy Statement for Annual Meeting of Stockholders to be held
           -------------------------------------------------------------
           10/19/00.  On July 31, 2000 there were 44,333,058 shares of Common
           ------------------------------------------------------------------
           Stock issued and outstanding.
           -----------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           N/A
           ---

     4)   Proposed maximum aggregate value of transaction:  N/A
                                                            ---

     5)   Total fee paid:  N/A
                           ---

[    ]    Fee paid previously with preliminary materials.

[    ]    Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:   N/A
                                    ---

     2)   Form, Schedule or Registration No:   N/A
                                               ---

     3)   Filing Party:    N/A
                           ---

     4)   Date Filed:    N/A
                         ---

           BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

                          1830 ROUTE 130

                   BURLINGTON, NEW JERSEY 08016
               ____________________________________

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       ____________________

     You are cordially invited to attend the Annual Meeting of Stockholders of Burlington Coat Factory Warehouse Corporation (the "Company") to be held at 11:00 A.M., New Jersey time, on Thursday, October 19, 2000 at the offices of the Company, 1830 Route 130, Burlington, New Jersey 08016 for the following purposes:

     1.  To elect seven directors.

     2. To vote on a proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants.

     3. To transact such other business as may properly come before such meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 1, 2000
     ---------------------------------------------------------------------------
as the record date for the determination of stockholders entitled to notice of,
-------------------------------------------------------------------------------
and to vote at, the meeting.  If you do not expect to be present at the
-----------------------------------------------------------------------
meeting, but wish your shares to be voted, please fill in, date, sign and
-------------------------------------------------------------------------
return the enclosed proxy which is solicited by, and on behalf of, the Board
----------------------------------------------------------------------------
of Directors.
-------------

                              Sincerely,


                              Henrietta Milstein
                              Secretary
Burlington, New Jersey
September 1, 2000

                      YOUR VOTE IS IMPORTANT

          You are urged to sign, date and mail your proxy promptly in the enclosed envelope.

           BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

                          1830 ROUTE 130

                   BURLINGTON, NEW JERSEY 08016

                 ________________________________

                         PROXY STATEMENT
                         ---------------


                         Approximate Mailing
                         Date: September 7, 2000


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Burlington Coat Factory Warehouse Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, October 19, 2000, at the offices of the Company, 1830 Route 130, Burlington, New Jersey 08016 at 11:00 o'clock in the morning, New Jersey time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The Board of Directors has fixed the close of business on September 1, 2000, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the forthcoming Annual Meeting of Stockholders or any adjournment thereof. Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time prior to its exercise. A proxy may be revoked by attendance and voting at the meeting or by written notice to the Secretary of the Company received at the Company's offices at 1830 Route 130, Burlington, New Jersey 08016 prior to the date of the Annual Meeting. When proxies are returned properly executed, the shares represented thereby will be voted as directed in the executed proxy.

     The expenses for soliciting proxies for the forthcoming Annual Meeting of Stockholders are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company, who will not be specially compensated for such services.

     The Bylaws of the Company provide that, except as provided by law or by the Company's Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Neither Delaware law nor the Certificate of Incorporation of the Company provides for a different quorum for the matters to be submitted to a vote of the Stockholders at the forthcoming Annual Meeting of Stockholders. For the purposes of determining the presence of a quorum at the forthcoming Annual Meeting of Stockholders, all shares of stock represented by ballots or proxies presented at the meeting shall be counted whether or not such ballots or proxies shall include stockholder directed abstentions or broker non-votes on one or more matters; provided, however, that a ballot or proxy presented by a broker on which it has indicated that it does not have discretionary authority to vote on any matter shall not be counted towards the presence of a quorum.

     Directors will be elected by a plurality of the votes of the shares of stock cast by stockholders present in person or represented by proxy at the meeting and entitled to vote, assuming there is a quorum. Thus assuming there is a quorum, abstentions and broker non-votes will have no effect on determining the outcome of the election of directors. With respect to the ratification of the appointment of auditors, the affirmative vote of a majority of the shares of stock held by stockholders present in person or represented by proxy at the meeting and entitled to vote is required; therefore, abstentions and broker non-votes will be counted as negative votes.

     All stockholder meeting proxies, ballots and tabulations that identify individual stockholders are kept confidential, and no such documents shall be available for examination, nor shall the identity of any stockholder be disclosed, except as may be required by law. Votes are counted by the employees of American Stock Transfer Company, the Company's independent transfer agent and registrar, and certified by the Inspector of Election, who is also an employee of American Stock Transfer Company.

          VOTING SECURITIES AND PRINCIPAL SECURITY HOLDERS
          ------------------------------------------------


     As of July 31, 2000, the Company had outstanding and entitled to vote (exclusive of treasury shares) 44,333,058 shares of Common Stock, par value $1.00 per share ("Common Stock"). The holders of the Common Stock are entitled to vote as a single class and to one vote per share, exercisable in person or by proxy, at all meetings of stockholders.

     To the knowledge of the Company, as of July 31, 2000, the following table sets forth the ownership of the Company's Common Stock by each person owning more than 5% of such Common Stock, by each director and by all executive officers and directors as a group:

                                        Number of Shares
Name and Business Address               of Common Stock               Percent
  of Beneficial Owners                Beneficially Owned (1)          of Class
-------------------------             ----------------------          --------

Monroe G. Milstein (2)(3)(4)(5)          11,489,776 (6)(7)              25.9%

Henrietta Milstein (2)(3)(4)              9,286,269 (6)(8)              20.9%

Lazer Milstein (3)(14)                    2,267,823                      5.1%
P.O. Box 635
Tallman, New York 10982

Andrew R. Milstein (2)(3)(4)              2,955,698 (9)                  6.7%

Stephen E. Milstein (2)(3)(4)             2,754,318 (10)                 6.2%

Harvey Morgan (4)                             1,200                       -
599 Lexington Ave., 27th Fl.
New York, New York 10022

Mark A. Nesci (2) (4)                       119,680  (11)(12)            0.3%

Irving Drillings (4)                            900                       -
4740 South Ocean Blvd.
Highland Beach, Florida 33487

All directors and officers as            26,591,855  (13)               59.8%
  group (10 persons)

_______________

(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)  Business address is 1830 Route 130, Burlington, New Jersey 08016.

(3) Monroe G. Milstein and Henrietta Milstein are husband and wife, and Andrew, Lazer and Stephen Milstein are their sons. Each member of the Milstein family disclaims beneficial ownership of each other's shares of Common Stock.

(4)  A director of the Company.

(5) Monroe G. Milstein "controls" and is therefore a "parent" of the Company as those terms are defined in Rule 405 under the Securities Act of 1933, as amended.

(6)  Includes 120,234 shares of Common Stock held by the Burlington Coat
     Factory Warehouse Corporation 401(k) Profit Sharing Plan and 2,051 shares of Common Stock held by the Cohoes Fashions, Inc. Employees' 401(k) Savings Plan, of which Monroe G. Milstein and Henrietta Milstein are the trustees. Monroe G. Milstein and Henrietta Milstein hold voting and dispositive power with respect to such shares but disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interests as participants in the profit sharing plan.

(7) Excludes 2,400,000 shares of Common Stock held by MHLAS Limited Partnership Number One of which Monroe G. Milstein is a limited partner.

(8) Includes 2,400,000 shares of Common Stock held by MHLAS Limited Partnership Number One of which MH Family LLC is a general partner. Henrietta Milstein is the managing member of MH Family LLC.

(9) Includes 79,945 shares of Common Stock held by Andrew Milstein as trustee of the Stephen Milstein 1994 Trust, and 11,109 shares of Common Stock held by Andrew Milstein as Trustee of the SGM 1995 Trust, trusts established for the benefit of the children of Stephen Milstein. Mr. Andrew Milstein holds voting and dispositive power with respect to the shares but disclaims any pecuniary interest in such shares. Also includes 25,200 shares of Common
     Stock underlying options granted to Andrew Milstein.   Excludes 88,757
     shares of Common Stock donated by Mr. Andrew Milstein to various trusts established for the benefit of the children of Andrew Milstein, as to which shares Andrew Milstein disclaims beneficial ownership.

(10) Includes (a) 4,740 shares of Common Stock held by Stephen Milstein as trustee under trust agreement dated December 31, 1984 for the benefit of the niece of Mr. Stephen Milstein and daughter of Mr. Andrew R. Milstein and (b) 6,711 shares of Common Stock held by Stephen Milstein as trustee under trust agreement dated November 4, 1988 for the benefit of the nephew of Mr. Stephen Milstein and son of Mr. Andrew R. Milstein. Mr. Stephen Milstein holds voting and dispositive power with respect to the shares but
     disclaims any pecuniary interest in such shares.   Also includes 25,200
     shares of Common Stock underlying options granted to Stephen Milstein. Excludes 91,054 shares of Common Stock donated by Mr. Stephen Milstein to a trust established for the benefit of his children, as to which shares Mr. Stephen Milstein disclaims beneficial ownership.

(11) Includes 68,920 shares of Common Stock underlying options granted to such individual.

(12) Includes 3,600 shares of Common Stock held by the minor children of Mr. Mark Nesci. Excludes 1,800 shares of Common Stock held by the wife of Mr. Mark Nesci, as to which shares Mr. Mark Nesci disclaims beneficial ownership.

(13) Excludes 2,267,823 shares of Common Stock owned by Lazer Milstein but includes an aggregate of 142,220 shares of Common Stock underlying options granted to certain officers and directors. Also includes 77,306 shares held by an officer of the Company as trustee of the Andrew Milstein 1994 Trust, a trust established for the benefit of Andrew Milstein's children.

(14) Listed because of stock ownership.

                       PROPOSAL NUMBER ONE

                      ELECTION OF DIRECTORS
                      ---------------------

     Seven directors are to be elected to serve until the next Annual Meeting of Stockholders or until their successors shall have been elected and qualified. The persons named in the accompanying form of Proxy have advised management that it is their intention to vote for the election of the following nominees as directors:

     Monroe G. Milstein               Henrietta Milstein
     Andrew R. Milstein               Stephen E. Milstein
     Harvey Morgan                    Irving Drillings
     Mark A. Nesci

     If at the time of the Annual Meeting of Stockholders any nominee is unable or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute. Management has no reason to believe that any substitute nominee will be required.

     The following is certain information concerning each nominee:

Nominee, year
nominee first became                    Principal occupation and other
a director and age                      information concerning nominee (2)
--------------------                    ------------------------------

Monroe G. Milstein (1)                  President and Chief Executive Officer
1972                                    since 1972.
73

Henrietta Milstein (1)                  Executive Vice President since 1983
1972                                    and Secretary since 1972.
71

Andrew R. Milstein (1)                  Executive Vice President and Assistant
1972                                    Secretary since 1989 and Executive
47                                      Merchandise Manager since 1992.

Harvey Morgan                           Executive Managing Director of JWGenesis
1983                                    Capital Markets, Inc., an investment
58                                      banking firm, since March, 1996.  From
                                        June, 1989  to March, 1996, Mr. Morgan
                                        was Managing Director of Ladenburg,
                                        Thalmann & Co. Inc., an investment
                                        banking firm.

Stephen E. Milstein (1)                 Executive Vice President since 1978 and
1989                                    General Merchandise Manager since 1990.
44

Mark A. Nesci                           Executive Vice President since 1989
1989                                    and Chief Operating Officer since 1990.

44

Irving Drillings                        Retired clothing manufacturer and
1992                                    industrialist.  For more than 35 years,
76                                      from 1955 to 1991, Mr. Drillings was
                                        president of Arlette Fashions, Inc., a
                                        manufacturer of ladies coats.

_________________

(1) See Note 3 to "Voting Securities and Principal Security Holders" for information concerning the family relationship of certain directors.

(2) Each person listed as an Executive Vice President was named to such position in August 1999. Prior to that time, each such person was a Vice President.

     During the fiscal year ended June 3, 2000, the Board of Directors held four meetings. The Board of Directors has established an Executive Committee, an Audit Committee, and a Stock Incentive Committee, but has not established any nominating or compensation committee or any other committee performing similar functions. The Executive Committee consists of Monroe G. Milstein and Andrew R. Milstein. The Executive Committee acts, within certain limits, in the absence of the full Board on matters other than major corporate transactions, when convening the full Board is impractical. During the fiscal year ended June 3, 2000, the Executive Committee took actions by unanimous written consent in lieu of formal meetings. The Stock Incentive Committee consists of Monroe G. Milstein, Henrietta Milstein and Harvey Morgan and administers the Company's 1998 Stock Incentive Plan. During the fiscal year ended June 3, 2000, the Stock Incentive Committee took action by unanimous written consent in lieu of formal meetings two times. The Audit Committee oversees the general policies and practices of the Company concerning accounting, financial reporting, and internal auditing and financial controls and works with the Company's independent auditors. During the year ended June 3, 2000, the members of the Audit Committee were Harvey Morgan and Irving Drillings. The Audit Committee held eight meetings during the year ended June 3, 2000.

Executive Officers and Key Personnel
------------------------------------

     The executive officers and key personnel of the Company as of September 1, 2000 are set forth in the table below. All executive officers and key personnel serve at the pleasure of the Board of Directors.


Name                    Age    Office (1)                         Period Served
----                    ---    ------                             -------------

Monroe G. Milstein      73     President, Chief Executive         Since 1972
                               Officer and Director


Henrietta Milstein      71     Executive Vice President,          Since 1972
                               Secretary and Director


Andrew R. Milstein      47     Executive Vice President,          Since 1989
                               Executive Merchandise Manager
                               (since 1992), Assistant
                               Secretary and Director


Stephen E. Milstein     44     Executive Vice President,          Since 1978
                               General Merchandise Manager
                               (since 1990) and Director


Mark A. Nesci           44     Executive Vice President,          Since 1989
                               Chief Operating Officer
                               (since 1990) and Director


Paul C. Tang            47     Executive Vice President,          Since 1995 (2)
                               General Counsel and Assistant
                               Secretary


Robert L. LaPenta, Jr.  46     Vice President (since 1999),       Since 1986
                               Corporate Controller and Chief
                               Accounting Officer


Bernard Brodsky         60     Vice President and Treasurer       Since 1998 (3)



     Monroe G. Milstein and Henrietta Milstein are husband and wife, and Andrew R. Milstein and Stephen E. Milstein are their sons. No other family relationship exists among any of the named directors or executive officers.

(1) Each person listed as an Executive Vice President was named to such position in August 1999. Prior to that time, each such person was a Vice President.

(2) Paul Tang has been General Counsel and Assistant Secretary of the Company since November 1, 1993 and Vice President since March, 1995.

(3) Bernard Brodsky was hired as Treasurer in February of 1998 and became a Vice President in August 1998. Prior to joining the Company, Mr. Brodsky was Vice President and Treasurer with Charming Shoppes, Inc., a women's clothing retailer, where he was employed for 32 years.

                       EXECUTIVE COMPENSATION
                       ----------------------

Summary Compensation Table
--------------------------

     The following table sets forth information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executive officers who served in such capacities as of June 3, 2000.

                                  Annual Compensation             Long-Term Compensation
                               ------------------------      -------------------------------
                       Fiscal                     Other                            Long-Term    All
                       Year                       Annual     Restricted            Incentive    Other
                       Ended                      Compen-    Stock                 Plan         Compen-
Name and Principal     June    Salary    Bonus    sation     Award(s)    Option    Payouts      sation
    Position           3(1)     ($)       ($)      ($)         ($)        (#)        ($)        ($)(2)
-----------------------------------------------------------------------------------------------------------
Monroe G. Milstein,    2000    328,600     -         -          -          -          -         4,800
President and Chief    1999    322,400     -         -          -          -          -         4,500
Executive Officer      1998    297,600     -         -          -          -          -         7,500
-----------------------------------------------------------------------------------------------------------

Mark A. Nesci,         2000    295,434     -         -          -        40,000       -         8,800
Executive Vice         1999    261,987     -         -          -          -          -         4,700
President-Chief        1998    234,720     -         -          -        20,000       -         7,500
Operating Officer
-----------------------------------------------------------------------------------------------------------

Andrew R. Milstein,    2000    196,649     -         -          -        16,800       -         8,800
Executive Vice         1999    174,157     -         -          -          -          -         4,700
President and          1998    153,563     -         -          -         8,400       -         7,500
Executive
Merchandise Manager
-----------------------------------------------------------------------------------------------------------

Stephen E. Milstein,   2000    202,284     -         -          -        16,800       -         8,800
Executive Vice         1999    181,478     -         -          -          -          -         4,700
President and General  1998    160,320     -         -          -         8,400       -         7,500
Merchandise Manager
-----------------------------------------------------------------------------------------------------------

Paul C. Tang,          2000    202,404   10,000      -          -         6,500       -         8,800
Executive Vice         1999    188,462    5,000      -          -          -          -         4,700
President, General     1998    165,000   15,000      -          -         2,400       -         7,500
Counsel and Assistant
Secretary
-----------------------------------------------------------------------------------------------------------


(1) Compensation figures for years 2000 and 1999 are for the twelve month periods ended June 3 and May 29, respectively. Compensation figures for fiscal 1998 are for the eleven months ended May 30, 1998 as the Company changed its fiscal year during fiscal year 1998 resulting in a shortened eleven month transition year.

(2)  Constitutes Company contribution to the Company's 401(k) Profit Sharing
     Plan.

Option Grants During the Fiscal Year Ended June 3, 2000
-------------------------------------------------------

During the fiscal year ended June 3, 2000, the Company made the following grants of stock options to the executive officers named above in the Summary Compensation Table:

      (a)                (b)            (c)            (d)         (e)           (f)          (g)
                      Number of
                      Securities        % of
                      Underlying    Total Option/
                       Options/         SARs         Exercise
                        SARs         Granted to      or Base
                       Granted      Employees in      Price     Expiration
      Name               (#)        Fiscal Year       ($/sh)       Date         5% ($)      10% ($)
---------------------------------------------------------------------------------------------------
Andrew R. Milstein     8,400            4.4%         $16.84     8/26/2009     $ 88,961     $225,444
                       8,400            4.4%         $12.00     2/28/2010     $ 63,393     $160,649

Stephen E. Milstein    8,400            4.4%         $16.84     8/26/2009     $ 88,961     $225,444
                       8,400            4.4%         $12.00     2/28/2010     $ 63,393     $160,649

Mark A. Nesci         20,000           10.5%         $16.84     8/26/2009     $211,812     $536,772
                      20,000           10.5%         $12.00     2/28/2010     $150,935     $382,498

Paul C. Tang           3,000            1.6%         $16.84     8/26/2009     $ 31,772     $ 80,516
                       3,500            1.8%         $12.00     2/28/2010     $ 26,414     $ 66,937


Option Exercises and Fiscal Year-End Values
-------------------------------------------

     The following table sets forth the value realized upon exercise of options during the preceding fiscal year and the number and value of unexercised stock options held by the named executives on June 3, 2000.

                                                                                    Value of Unexercised
                                                      Number of Unexercised             in-the-Money
                                       Value          Options at FY-End (#)         Options at FY-End ($)(2)
                       Shares         realized     ---------------------------   ---------------------------
                      acquired on       ($)
      Name            exercise (#)      (1)        Exercisable   Unexercisable   Exercisable   Unexercisable
-------------------------------------------------------------------------------------------------------------------
Mark A. Nesci          21,870         $226,956       48,920         40,000         $74,280        $12,500

Andrew  R. Milstein     -0-             N/A          16,800         16,800         $31,710        $ 5,250

Stephen E. Milstein     -0-             N/A          16,800         16,800         $31,710        $ 5,250

Paul C. Tang            -0-             N/A           8,400          6,500         $11,142        $ 2,188



(1) Value realized is calculated on the difference between the option exercise price and the closing market price of the Company's Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) The closing price of the Company's Common Stock as reported on the New York Stock Exchange Composite tape on June 2, 2000 was $12.625 and is used in calculating the value of unexercised options.

Report on Executive Compensation
--------------------------------

     The Company's current executive compensation program consists of primarily two elements: (1) base salary, reviewed annually and adjusted in light of the Company's performance for the year and the individual executive's contribution to that performance, and (2) incentive compensation consisting of stock awards, principally stock options. Additionally, Company executives participate in the Company's 401(k) Profit Sharing Plan (a defined contribution retirement plan).

     Executive compensation is determined primarily by Monroe G. Milstein, the Company's founder and Chairman. In making decisions on compensation, Monroe Milstein consults with certain of the Company's principal executive officers, namely, Henrietta Milstein, Andrew R. Milstein, Stephen E. Milstein and Mark A. Nesci, who, together with Monroe G. Milstein, act as an informal compensation committee. However, the decision on executive compensation is made by Monroe Milstein, based on his evaluation of the executive's performance for the Company, subject to review by the Board of Directors.

     An executive's performance at the Company is evaluated based upon the executive's areas of responsibility at the Company. While objective factors such as increase in sales and profitability in areas under an executive's management are considered, subjective factors such as the executive's ability to manage people and to contribute to the cohesiveness of the management structure as well as the creativity and innovativeness with which an executive performs his duties for the Company are weighed. The executive's compensation then, in turn, is linked to his or her performance and tied to the long-term financial success of the Company, as measured by stock performance, by the use of stock awards. The Company believes that the value of such stock awards will, in the long-term, reflect the financial performance of the Company.

     In determining an executive's compensation, the executive's ownership of a substantial amount of stock of the Company and familial relationship to the Company's founder are considered in addition to such executive's performance at the Company. For this reason, such executives are relatively less well compensated in terms of salary than such individuals otherwise might be.

     In keeping with this philosophy, the salary of Monroe G. Milstein, the Company's Chairman and Chief Executive Officer, has not been significantly increased in the past three years, and, in fact, is approximately $65,000 less than his salary was in 1983, the year of the Company's initial public offering. Net income of the Company was approximately $12 million at the end of fiscal 1983 and approximately $61 million at the end of fiscal 2000. Stockholders equity at the end of fiscal 1983 was approximately $79,504,000 and at the end of fiscal 2000 was $586,441,000. For fiscal 2000, the Company's Common Stock traded in a range from $9.6875 to $20.750 and traded at $12.625 at the end of the fiscal year.

This report is submitted by the Board of Directors:

     Monroe G. Milstein, Chairman       Mark A. Nesci
     Henrietta Milstein                 Irving Drillings
     Andrew R. Milstein                 Harvey Morgan
     Stephen E. Milstein

Insider Participation
---------------------

     Monroe G. Milstein, Chairman of the Board, President and Chief Executive Officer, is principally responsible for determining compensation for all executive officers of the Company. In making compensation decisions, Monroe G. Milstein consults from time to time with Henrietta Milstein, Andrew R. Milstein, Stephen E. Milstein and Mark A. Nesci, who are officers of the Company. In addition, Monroe G. Milstein and Henrietta Milstein, Vice President and Secretary of the Company, are members of the Stock Incentive Committee.
However, they are not eligible to receive options under the Company's 1998 Stock Incentive Plan.


Certain Relationships and Related Transactions
----------------------------------------------

     During the Fiscal year ended June 3, 2000, no officer, director, nominee for director, five percent stockholder or family member of such person engaged in, or proposed to engage in, any transaction with the Company or its affiliates which are reportable under Reg. Section 229.404 promulgated by the Commission under the Securities Exchange Act of 1934, as amended.

     On November 16, 1999, the Company made a loan to Mark A. Nesci, Executive Vice President, Chief Operating Officer and Director of the Company, in the amount of $204,344.71. The loan was made in the form of a demand note having an annual interest rate of 5.57% for the purpose of enabling Mr. Nesci to purchase shares of the Company's Common Stock pursuant to expiring options. As of July 31, 2000, the aggregate amount of Mr. Nesci's indebtedness to the Company was $243,282.21 which includes the aforementioned $204,344.71 as well as the balance remaining on a personal loan of $50,000, bearing interest at 4.87% and payable over three years, that the Company made to Mr. Nesci during fiscal 1999. Both loans are secured by a mortgage on Mr. Nesci's residence.


Stock Performance Graph
-----------------------

     The following graph sets forth the yearly percentage change in the cumulative total return on the Company's Common Stock during the preceding five fiscal years ended June 3, 2000 compared with the cumulative total returns of the S&P 500 Index and the published retail industry index. The comparison assumes $100 were invested on May 31, 1995 in the Company's Common Stock and in each of these indices and assumes reinvestment of dividends.


                             1995     1996     1997     1998     1999     2000
                             ----     ----     ----     ----     ----     ----

Burlington Coat Factory     100.00   101.20   187.95   232.35   195.64   146.52
  Warehouse Corporation

S & P 500                   100.00   126.00   169.73   212.30   256.93   283.86

S & P Retail Stores Comp    100.00   115.71   141.41   210.38   273.74   315.04

           COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG BURLINGTON COAT FACTORY WAREHOUSE
                  CORPORATION, THE S&P 500 INDEX AND
               THE S&P RETAIL STORES COMPOSITE INDEX(1)


                    [FILED UNDER COVER OF FORM SE.]




*$100 INVESTED ON MAY 31, 1995 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING MAY 31

(1) Includes the following groups and companies:
RETAIL (DEPT. STORES) - Dillard Dept. Stores; May Dept. Stores;
                        Nordstrom; Penney (J.C.).
RETAIL (DRUG STORES)  - CVS Corp.; Longs Drug; Rite Aid; Walgreen Co.
RETAIL (FOOD CHAINS)  - Albertson's; Great A&P; Kroger; Winn-Dixie.
RETAIL (GEN. MERCHANDISE) - Target Corp.; Kmart; Sears, Roebuck;
                            Wal-Mart Stores.
RETAIL (SPECIALTY) - Circuit City Stores; Home Depot; Lowe's Cos.; Pep Boys;
                     RadioShack Corp.; Toys R Us; Venator Group.
RETAIL (SPECIALTY-APPAREL) - Charming Shoppes; Limited Inc.; TJX Companies.

Compensation of Directors
-------------------------

     For the fiscal year ended June 3, 2000, each director who was not an employee of the Company received a fee of $15,000 for his services as a director. No additional compensation is paid for membership on any committee established by the Board of Directors. The Company also reimburses directors for travel and out-of-pocket expenses incurred in connection with the directors' services to the Company.


                SECTION 16(a) BENEFICIAL OWNERSHIP
                ----------------------------------
                       REPORTING COMPLIANCE
                       --------------------

     SECTION 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than ten percent of a class of the Company's equity securities registered under the Exchange Act (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with these reports.

     Based upon the Company's review of the copies of reports received by it and upon written representations received from the Reporting Persons, the Company believes that all filings required to be made by the Reporting Persons during the period from May 29, 1999 to June 3, 2000 were made on a timely basis.


                      PROPOSAL NUMBER TWO
                      -------------------

         RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
         ----------------------------------------------

     Stockholders are being asked to vote for a proposal to ratify the appointment of Deloitte & Touche LLP as the independent public accountants of the Company for the fiscal year ending June 2, 2001. Neither the firm of Deloitte & Touche LLP nor any of its associates has any relationship with the Company except as independent certified public accountants of the Company. If the stockholders, by affirmative vote of the holders of a majority of the votes cast, do not ratify this appointment, the Board of Directors will reconsider its action and select other independent public accountants without further stockholder action.

     A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if such representative desires to do so.

     The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of Deloitte & Touche LLP as the independent public accountants of the Company.

STOCKHOLDER PROPOSALS
---------------------

     Proposals of stockholders to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 1830 Route 130, Burlington, New Jersey 08016, no later than May 4, 2001 in order to be included in the proxy statement and form of proxy relating to that meeting. Any proposal by a stockholder to be presented at the 2001 Annual Meeting of Stockholders and NOT to be included in the Company's proxy statement must be received at the Company's executive offices, 1830 Route 130, Burlington, New Jersey 08016, no later than the close of business July 18, 2001. Proposals shall be sent to the attention of the Secretary.


                              OTHER MATTERS
                              -------------

     Management is not aware of any matters to be presented for action at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment thereof, the enclosed Proxy confers upon the persons entitled to vote the shares represented by such Proxy, discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of the Company.





                   By  Order of the Board of Directors,
                   Henrietta Milstein, Secretary

                         [FORM OF PROXY]

         BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

                         1830 ROUTE 130

                   BURLINGTON, NEW JERSEY 08016


PROXY -- Annual Meeting of Stockholders -- October 19, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Monroe G. Milstein and Henrietta Milstein as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Burlington Coat Factory Warehouse Corporation held of record by the undersigned on September 1, 2000, at the Annual Meeting of Stockholders to be held on October 19, 2000 or any adjournment thereof.

1.   ELECTION OF DIRECTORS


                         FOR      [  ]          WITHHOLD      [  ]
                         all nominees           AUTHORITY
                         listed below           to vote for all
                         (except as             nominees
                         marked to the          listed below
                         contrary below)

     (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
                    INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
                    NOMINEE'S NAME IN THE LIST BELOW.)

     MONROE G. MILSTEIN, HENRIETTA MILSTEIN, ANDREW R. MILSTEIN, HARVEY MORGAN, STEPHEN E. MILSTEIN, MARK A. NESCI, IRVING DRILLINGS


2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE
     FISCAL YEAR ENDING JUNE 2, 2001.

                    FOR  [  ]     AGAINST  [  ]      ABSTAIN  [  ]


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS AND FOR PROPOSAL 2.

     Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                             _____________________________
                                       Date


                             _____________________________
                                       Signature


                             ____________________________
                              Signature, if held jointly

                             PLEASE MARK, SIGN, DATE AND RETURN
                             THIS PROXY CARD PROMPTLY IN THE
                             ENCLOSED ENVELOPE.